UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K
__________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                                                                                           February 12, 2009

Lexicon Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30111	76-0474169
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8800 Technology Forest Place
The Woodlands, Texas 77381
(Address of principal executive
offices and Zip Code)

(281) 863-3000
(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)           On February 12, 2009, the Compensation Committee of our Board of Directors approved 2009 base salaries and a process for the determination of 2009 cash bonuses for our named executive officers.  The 2009 salary information and a description of the 2009 cash bonus determination process is attached to this current report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

The Compensation Committee determined not to award cash bonuses for 2008 performance to our officers in light of current economic conditions, the state of the financial markets, and a desire to conserve our cash and investments resources.  Instead, the Compensation Committee approved the grant of restricted stock bonus awards under our 2000 Equity Incentive Plan to our named executive officers as described below:

Name and Position	Number of Restricted Stock Bonus Shares Granted in Lieu of 2008 Cash Bonus
Arthur T. Sands, M.D., Ph.D. President and Chief Executive Officer	103,400
Alan J. Main, Ph.D. Executive Vice President of Pharmaceutical Research	44,800
Jeffrey L. Wade, J.D. Executive Vice President and General Counsel	44,800
Brian P. Zambrowicz, Ph.D. Executive Vice President and Chief Scientific Officer	55,200
James F. Tessmer Vice President, Finance and Accounting	24,100

The dollar amounts of such awards were determined by the Compensation Committee based on its assessment of the achievement of the corporate and individual goals originally established for purposes of determining 2008 cash bonuses.  The number of shares subject to each restricted stock bonus award was then determined based on the closing price of our common stock, as quoted on the Nasdaq Global Market, on the last trading day prior to the grant date, in accordance with the process for determination of fair market value under our 2000 Equity Incentive Plan.

The shares subject to such restricted stock bonus awards are subject to the following vesting schedule:  (a) fifty percent (50%) of the shares on the six-month anniversary of the grant date and (b) fifty percent (50%) of the shares on the one year anniversary of the grant date; provided that the shares shall become fully vested upon (y) a change of control of our company or (z) the termination of the named executive officer’s employment by us without cause, by the named executive officer for good reason or as a result of the named executive officer’s death or disability.

The form of restricted stock bonus agreement applicable to such restricted stock bonus awards is attached to this current report on Form 8-K as Exhibit 10.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
10.1	—	Summary of 2009 Named Executive Officer Cash Compensation
10.2	—	Form of Restricted Stock Bonus Agreement with Officers under the 2000 Equity Incentive Plan

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lexicon Pharmaceuticals, Inc.

Date: February 19, 2009	By:	/s/ Jeffrey L. Wade
Jeffrey L. Wade
Executive Vice President and
General Counsel

Index to Exhibits

Exhibit No.	Description
10.1	—	Summary of 2009 Named Executive Officer Cash Compensation
10.2	—	Form of Restricted Stock Bonus Agreement with Officers under the 2000 Equity Incentive Plan